Exhibit 99.1
Aceto Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE
      FOR IMMEDIATE RELEASE

Aceto Corporation Issues an Open Letter to Shareholders Providing a Strategic Update on the Company

Port Washington, NY – June 15, 2011 – Aceto Corporation (NASDAQ:ACET), a global leader in the marketing and distribution of pharmaceutical intermediates and active ingredients, finished dosage form generics, nutraceutical products, agricultural protection products and specialty chemicals, today issued a letter to its shareholders, providing them with a strategic update regarding the focus and future plans for the Company.  The full draft of the shareholder letter follows:

An Open Letter to the Shareholders of Aceto Corporation:

We write to you today to share our view, mine and that of the Board of Directors, of Aceto’s strategic vision for the foreseeable future. Consistent with our policy, in this letter we will not be providing any specific guidance or projections related to our fiscal 2011 financial results. This is being written today because as we move into our fiscal year 2012 we are excited about the progress we have made and direction for the future we have put in-place. We felt the information provided herein should be disseminated now, rather than waiting for our next quarter or year-end communication.  Additional information is contained in our new corporate presentation, which we have posted on our website this morning.

The most profound of our recent activities was the acquisition in December 2010 of the business of Rising Pharmaceuticals, Inc., a finished dosage form marketing and distribution company which provides Aceto with a presence as a developer and marketer with its own brand of generic pharmaceuticals, the Rising brand. While our core competencies and international reputation in sourcing, regulatory support and quality assurance enhance all our business segments, we are particularly excited about what the utilization of these competencies can yield when applied to Rising. We strongly believe that this new platform for growth synergizes all aspects of our Health Sciences efforts.

Aceto has long been focused on the Health Sciences segment as the key growth driver within its diverse portfolio of business interests and we anticipate investing a greater amount and percentage of our capital and other resources into this segment due to its potential for growth and its historical higher level of profitability. The Specialty Chemicals segment, the legacy business unit, remains an important component of our activities and we intend to continue to support the business as prudent judgment dictates.  Our third segment, now named, Agricultural Protection Products, shares many common traits with components (pharmaceutical intermediates/ingredients, nutritional additives, branded finished dosage form products) of our Health Sciences business, i.e. generic market participation, a focus on niche products and partnering on the supply and/or customer side. We intend to continue managing this segment with strategic selection of products and end-use markets that best reflect our business model.

Our Glyphosate initiative within the formerly named Crop Protection Products segment has not resulted in the financial or market success that had been anticipated. Glyphosate, which is an herbicide, is not a typical Aceto launch; it has a very broad and widely used agricultural commodity-like application, as opposed to being a niche product, and its market has many competitors, including one that dominates the market.  Our entry into this market has proven to be much more challenging than had been expected.  Our future participation will only be on an opportunistic basis when our Asian sourcing offers us an opportunity to be profitable and competitive in the US domestic market. Strategically, this is not a product or business activity that we have factored into our business plans going forward.

Within the Health Sciences segment our entrance into the pet vaccine market has also been difficult. After many years of effort we obtained a USDA approved label to market a foreign sourced four-in-one vaccine for canines in the United States. Going to the market with only one product has proven to be a formidable undertaking. For this business segment to be financially successful, the product line needs to be enhanced and expanded. Recognizing we are not in a position to do so without diluting our primary business focus, we have partnered with an established company with a presence in the pet pharmaceutical distribution market. It is our intent to act as a conduit for product development between our manufacturing and distribution partners, supplying the same key sourcing and logistical resources we provide to all our business segments.

Over the next several years, we see Aceto evolving into a company primarily focused on basic human needs in the health sciences and agricultural protection industries, both of which share many common elements in their business fundamentals and logistics. We believe that our complement of activities will also allow us to participate and take advantage of the growth potential and higher margins these segments offer. We plan to invest in and grow our finished dosage form generics, pharmaceutical and nutritional-focused products, and our generic agricultural protection products pipelines. If we accomplish our very focused objectives, we believe that over the next several years, we will be able to provide revenue growth (net of acquisitions) in the middle to high single digits and earnings per share growth at a somewhat higher rate. On the expense side, our goal is to maintain a focus on cost controls and efficiency as we implement our strategy to preferentially and prudently invest in the businesses to facilitate sustainable long-term growth.

The continuing support of our shareholders is most appreciated - we are working diligently to provide sustainable operating results by implementing the strategies outlined above.

Albert L. Eilender
Chairman and CEO

ABOUT ACETO

Aceto Corporation, incorporated in 1947, is a global leader in the marketing and distribution of pharmaceutical intermediates and active ingredients, finished dosage form generics, nutraceutical products, agricultural protection products and specialty chemicals.  With business operations in ten countries, Aceto distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical consuming industries.  Aceto’s global operations, including a staff of 26 in China and 12 in India are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities. (ACET-F)

This news release contains forward-looking statements as that term is defined in the federal securities laws.  The events described in forward-looking statements contained in this news release may not occur.  Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of Aceto’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that Aceto may make, or projections involving anticipated revenues, earnings or other aspects of Aceto’s operating results or financial position, and the outcome of any contingencies.  Any such forward-looking statements are based on current expectations, estimates and projections of management. Aceto intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.   Aceto cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond Aceto’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in Aceto’s reports filed with the Securities and Exchange Commission, including, but not limited to, Aceto’s Annual Report or Form 10-K for the fiscal year ended June 30, 2010 and other filings. Copies of these filings are available at www.sec.gov.

For information contact:
Theodore Ayvas
Director of Corporate Communications
& Investor Relations
Aceto Corporation
(516) 627-6000
www.aceto.com